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                                                                    EXHIBIT 10.6

                           OMNI GEOPHYSICAL, L.L.C.
                           ------------------------
                                      AND
                                      ---
                               ALLEN R. WOODARD
                               ----------------

                             AMENDED AND RESTATED
                             --------------------
                   EMPLOYMENT AND NON-COMPETITION AGREEMENT
                   ----------------------------------------


     THIS AMENDED AND RESTATED EMPLOYMENT AND NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into on the 31st day of October, 1997, but effective as of October 1, 1997 (the "Effective Date") by and between OMNI GEOPHYSICAL, L.L.C., a Louisiana limited liability company (hereinafter referred to as "Company"), and ALLEN R. WOODARD, a resident of the State of Louisiana (hereinafter referred to as "Employee").

     WHEREAS, the Company and Employee entered into an Employment and Non-Competition Agreement (the "Original Agreement") as of July 19, 1997 (the "Original Date"); and

     WHEREAS, the Company and Employee desire to amend and restate the Original Agreement effective as of the Effective Date upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT. The Company has hired the Employee and the Employee agreed to be employed upon the terms and conditions hereinafter set forth.

     2. TERM. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall be for a period of thirty-six (36) months from the Original Date.

     3. COMPENSATION. For the period beginning on the Effective Date and expiring on the termination of this Agreement, Company shall pay Employee One Hundred Thousand Dollars ($100,000) per annum.

     4. DUTIES. Employee shall serve as Vice-President - Marketing and Business Development and Secretary of the Company and as a member of the Company's Board of Directors. Notwithstanding anything in this Agreement to the contrary, Employee shall perform such other duties, tasks and other work as may be assigned to him by the Company's officers and Board of Directors.

     5. TERMINATION. This Agreement may be terminated at any time by the Company, without prior notice, for cause or for breach of any obligation of Employee to Company. This Agreement may be terminated at any time by Employee with or without cause. Upon termination of this Agreement, Employee shall be entitled to receive from the Company a cash payment or payments from time to time after such termination upon exercise of any options (the "Options") to acquire common stock of the Company to which Employee is at the time of such termination entitled to exercise, pursuant to that certain Option Agreement dated September 25, 1997 by and between the Company and Employee (the "Option Agreement"), whether such Options become exerciseable as a result of such termination, change of control of the Company, passage of time or otherwise. Such payment or payments shall be made to Employee by the Company no later than 15 business days following any exercise of such Options by Employee and shall be equal to the product of (i) the number of Options exercised, multiplied by (ii) the excess of the fair market value of the shares received upon exercise of such Options on the date of exercise over the Option Price (as defined in the Option Agreement), multiplied by (iii) 20%.


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     6.  CONFIDENTIALITY AND NON-DISCLOSURE OF INFORMATION.   Employee
recognizes, acknowledges and agrees that the names of the Company's customers and its pricing structure, processes, operations, marketing programs, sales techniques, designs, specifications and other trade secrets (collectively referred to herein as "Proprietary Information") are valuable, special and unique assets of the Company. Employee will not, during or after the term of Employee's employment, directly or indirectly, utilize for the benefit of any person, business, enterprise or entity other than Company, or disclose any portion or part of the Company's Proprietary Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. Furthermore, it is agreed that all data, lists, papers, memoranda, documents, and all products of Employee's skill, resulting from Employee's employment herein, shall be and remain the sole and exclusive property of the Company, and Employee shall execute any and all agreements and instruments that may be necessary to evidence the Company's ownership of such property. In the event of a breach or threatened breach by the Employee of the provisions of this Section 6, the Company shall be entitled to an injunction restraining the Employee from breaching the terms of this Agreement. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

     7. COVENANT OF NON-COMPETITION. For a period during Employee's employment and ending five (5) years after termination of Employee's employment under this Agreement (whether such termination occurs because of a breach of this Agreement by the Company or by Employee or because of a termination of this Agreement by Company or Employee): (a) the Employee will not, directly or indirectly, within any parish or municipality in Louisiana or in any other state or foreign jurisdiction in which customers of the Company are located or reside, solicit, induce or otherwise contact customers of the Company for the purpose of soliciting business from the Company's customers, or any other purpose whatsoever which is detrimental to the Company or its business; (b) the Employee will not, directly or indirectly, within any parish or municipality in Louisiana or in any other state or foreign jurisdiction in which Company engages in or has engaged in business, own, manage, operate, control, be employed by, consult with, participate in, or be connected in any manner with the ownership, management, operation or control of any business, enterprise, or entity (including a sole proprietorship of Employee) which: (i) owns, operates or controls any geophysical services business, which business includes but is not limited to the provision of seismic drilling and support services, the transportation of equipment used in connection with seismic drilling and support services, and the design and manufacture of such equipment, or (ii) owns, operates or controls any business which competes with the Company. In the event of any actual or threatened breach by the Employee of the provisions of this Agreement, Employee agrees that Company shall not have an adequate remedy at law and the Company shall be entitled to an injunction restraining the Employee from owning, managing, operating, controlling, being employed by, participating in, or being in any way so connected with any activity which is prohibited in this
Section 7 and/or the solicitation of any business on his behalf or on behalf of others from any customer. Nothing herein stated shall be construed as prohibiting Company from pursuing any other remedies available to the Company for such breach or threatened breach including the recovery of damages from the Employee.

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     8.  PERMITTED BUSINESS.  The parties acknowledge that Employee has a fifty percent (50%) ownership interest in the stock of Birthright Investment Group, Inc. d/b/a Marsh Equipment Company, a Louisiana corporation ("Marsh Equipment"), which designs, manufactures and sells equipment that can be used to provide seismic drilling and support services. Notwithstanding the provisions of
Section 7 of this Agreement, the Company acknowledges and agrees that Employee may continue to own the interest in Marsh Equipment set forth in this Section 8 without violating the non-competition restrictions and covenants contained in this Agreement.

     9. COMPANY'S OPTION TO PURCHASE MARSH EQUIPMENT. At any time during the term of this Agreement, the Company shall have the option to purchase all (but not less than all) of Employee's right, title and interest in and to the stock of Marsh Equipment for a purchase price of Twenty Thousand Dollars ($20,000) (the "Company's Option"). The Company's Option shall be exercisable by delivery of a written notice to the Employee. The closing date for the exercise of the Company's Option shall be as mutually agreed upon by the Company and the Employee, but shall not be later than thirty (30) days after delivery of the written notice referred to in this Section 9.

     10. EMPLOYEE'S PUT OF MARSH EQUIPMENT. At any time during the term of this Agreement, the Employee shall have the right to sell, and to require the Company to purchase all (but not less than all) of Employee's right, title and interest in and to the stock of Marsh Equipment for a purchase price of Twenty Thousand Dollars ($20,000) (the "Employee's Put"). The Employee's Put shall be exercisable by delivery of a written notice to the Company. The closing date for the exercise of the Employee's Put shall be as mutually agreed upon by the Company and the Employee, but shall not be later than thirty (30) days after delivery of the written notice referred to in this Section 10.

     11. REFORMATION/SAVINGS CLAUSE. The parties agree that if either the length of time or the geographical area of Employee's covenants contained herein are deemed too restrictive by any court of competent jurisdiction in any proceeding involving the validity of said covenants, then the court may reduce the offending restriction to the maximum restriction it deems reasonable under the circumstances so as to give the maximum permissible effect to the intentions of the parties as set forth herein, and the court may enforce such provisions as so reformed.

     12. REMEDIES AND EQUITABLE PROVISIONS. The following provisions shall apply in respect of Employee's covenants and agreements contained in this
Agreement:

     (a) Employee acknowledges and agrees that Employee's covenants contained in this Agreement are reasonable and necessary for the proper protection of Company and that the Employee's agreements herein not to compete with the Company shall not hinder Employee in obtaining gainful employment at the termination of this Agreement in the event Employee shall desire such employment.

     (b) Employee acknowledges and agrees that Company does not have an adequate remedy at law for the breach or threatened breach of Employee's covenants contained in this Agreement and Employee therefore agrees that Company, in addition to any other remedy which may be available to it, shall be entitled to enforce Employee's covenants by injunction or other equitable means.

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     (c) The parties agree that if Company should institute litigation against
Employee to enforce any provisions of this Agreement, then the prevailing party in such litigation shall be entitled to receive, in addition to any other relief awarded such party, reasonable attorneys' fees in respect of the prosecution or defense of such litigation.

     13. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail

     If to Employee:                      Allen R. Woodard
                                          1902 Sevanne Road
                                          Houma, Louisiana  70360

     If to Company:                       Omni Geophysical, L.L.C.
                                          P.O. Box 3761
                                          Lafayette, Louisiana  70502

     14. WAIVER OF BREACH. The waiver or nonenforcement by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

     15. ASSIGNMENT. Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company.

     16. SEVERABILITY. Every provision of this Agreement is entitled to be severable. The parties agree that if any term or provision hereof is held to be illegal, invalid, against public policy or unenforceable for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder to the Agreement, and the remaining provisions of this Agreement shall not be affected thereby.

     17. AMENDMENTS. No alterations, modifications, amendments or changes herein shall be effective or binding upon the parties unless the same shall have been agreed in writing by all the parties.

     18. SECTION HEADINGS. Section and other headings in this Agreement are for reference purposes only, and are in no way intended to describe, interpret, define or limit the scope or extent of any provision hereof.

     19. COUNTERPART EXECUTION. This Agreement may be executed by any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

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     20.  APPLICABLE LAW.  Company and Employee acknowledge and agree that the law of several states could, conceivably, apply to the terms of this Agreement. In order to provide certainty with respect to the construction, interpretation and enforcement of this Agreement, it is the intention of the parties that the internal laws of the State of Louisiana shall govern only the construction, interpretation, validity and enforcement of each term of the Agreement which relates to obligations which are intended to be performed or restrictions upon the activities or conduct of the parties within the State of Louisiana. The construction, interpretation, validity and enforcement of each term of the Agreement which relates to obligations to be performed or restrictions upon the activities or conduct of the parties outside of the State of Louisiana shall be governed by the law of the State of Texas. The parties to this Agreement have agreed to this bifurcated choice of law after careful consideration and reflection.

     21. RIGHTS CUMULATIVE. The rights of Company hereunder shall be cumulative and the enforcement by Company of any right shall not affect in any way the ability of Company to enforce any other right hereunder or any right or remedy of Company at law or in equity.

     22. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may not be changed orally but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.


     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized managers, and the Employee has hereunto set his hand as of the day and year first above written.

                                        COMPANY

                                        OMNI GEOPHYSICAL, L.L.C.,
                                        a Louisiana limited liability company


                                        By:  /s/ David A. Jeansonne
                                            -----------------------------
                                            David A. Jeansonne, Manager


                                        By:  /s/ Roger E. Thomas
                                            -----------------------------
                                            Roger E. Thomas, Manager


                                        EMPLOYEE

                                             /s/ Allen R. Woodard
                                            -----------------------------
                                            Allen R. Woodard

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